                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  HAUSER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                                  HAUSER, INC.
                             5555 Airport Boulevard
                                Boulder, CO 80301

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held [ ], 1999

To Our Shareholders:

     The Annual Meeting of Shareholders of Hauser, Inc. (the "Company") will be
held at [      ] on [      ], 1999 at 10:00 A.M., for the following purposes:

     1.   To elect the Board of Directors;

     2. To consider and vote upon changing the state of incorporation of the Company from Colorado to Delaware by means of a merger of the Company into a newly formed, wholly owned subsidiary of the Company incorporated under the laws of Delaware;

     3.   To consider and vote upon the Company's 1999 Stock Incentive Plan;

     4.   To consider and vote upon the Company's 1999 Stock Purchase Plan; and

     5. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on November 1, 1999, will be entitled to notice of, and to vote at, the meeting or any and all adjournments thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                         _____________, 1999

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOUR PROMPT RETURN OF THE PROXY WILL HELP TO ASSURE A QUORUM AT THE ANNUAL MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                                  HAUSER, INC.
                             5555 Airport Boulevard
                                Boulder, CO 80301
                        ---------------------------------

                                 PROXY STATEMENT

                     Solicitation and Revocation of Proxies

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hauser, Inc., a Colorado corporation (the "Company"), to be used at the annual meeting of shareholders of the Company (the
"Annual Meeting") to be held on [    ], 1999 at 10:00 A.M., at [   ] , or at any
adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting of Shareholders. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The mailing address of principal executive offices of the Company is 5555 Airport Boulevard, Boulder, CO 80301. The Company anticipates mailing this proxy statement and the accompanying proxy to Shareholders on or
about [     ], 1999.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to the beneficial owners. Solicitations may further be made by officers, directors and regular employees of the company, without additional compensation, by use of mails, telephone, telegraph or by personal calls.

                          PURPOSE OF THE ANNUAL MEETING

     At the Annual Meeting, action will be taken: (1) to elect the Board of Directors to hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified; (2) to reincorporate the Company by changing the state of incorporation of the Company from Colorado to Delaware by the adoption of an Agreement and Plan of Merger pursuant to which the Company will be merged into Hauser, Inc., a newly formed, wholly owned subsidiary of the Company ("Newco"), which was formed for the purpose of effectuating this merger, (3) to consider and vote upon the Company's 1999 Stock Incentive Plan, (4) to consider and vote upon the Company's 1999 Employee Stock Purchase Plan and (5) to transact such other business that may properly come before the Annual Meeting. The Board of Directors does not know of any other matter that is to come before the Annual Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

                  Outstanding Shares, Quorum and Voting Rights

     As of November 1, 1999, there were [ ] shares of the Company's Common Stock, par value $.001 (the "Common Stock"), outstanding. Each share of Common Stock is entitled to one vote. Only holders of record of Common Stock at the close of business on November 1, 1999 will be entitled to notice of, and to vote at, the Annual Meeting.

     All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxies solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company set forth herein. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy.

                         SECURITY OWNERSHIP AND CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 30, 1999, and giving effect to the Merger, the number of shares of Common Stock owned by any person who is known by Hauser to be the beneficial owner of more than 5% of Hauser's voting securities, by all individual Directors, by the Company's Co-Chief Executive Officers and the three most highly paid executives with annual base salaries of $100,000 or more (the "Named Executive Officers"), and by all Executive Officers and Directors as a group:

                                                        Amount and Nature of
Name of Beneficial Owner                                Beneficial Ownership(1)     Percent of Class
------------------------                                -----------------------     ----------------
Directors:
Dean P. Stull(2) .................................             113,505                    2.2%
William E. Coleman(3) ............................              19,353                     (*)
Robert F. Saydah(4) ..............................               7,938                     (*)
Rudolfo C. Bryce(5) ..............................                   0                     (*)
Herbert Elish(6) .................................                   0                     (*)
James R. Mellor(7) ...............................                   0                     (*)
Harvey L. Sperry(8) ..............................              10,000                     (*)
Volker Wypyszyk(9) ...............................                2500                     (*)
Peter Zuellig(10) ................................                   0                     (*)

Named Executive Officers:
Ralph L. Heimann..................................                   0                     (*)
Brian E. Hufford..................................                   0                     (*)
Philip H. Katz(11) ...............................               4,511                     (*)

All Officers and Directors as a Group: (14 persons)            158,184                    3.1%

5% Shareholders: .................................
Fidelity Management & Research Company(12) .......             288,825                    5.6%
T. Rowe Price Associates(13) .....................             320,525                    6.2%
ZBI(14)...........................................           1,383,443                   26.7%
ZGNA(15)..........................................           1,131,908                   22.0%

-----------

*    Indicates less than 1%.

(1)  Includes the following number of shares which could be acquired within 60 days through the exercise of stock options (including options which accelerate as a result of the Merger): Dr.
     Stull, 66,011 shares; Mr. Saydah, 5,813 shares and all directors and officers as a group, 84,550 shares.

(2)  Their business address is 5555 Airport Boulevard, Boulder, CO 80301.


                                                 -3-



(3)  Includes 11,090 shares owned by Dr. Coleman directly, 1 share owned by CVM Equity Fund II, Ltd., of which Dr. Coleman is a general partner; 1,174 shares owned by Colorado Venture Management,
     Inc., of which Dr. Coleman is Chairman; and shares which could be acquired within 60 days through the exercise of options to purchase 7,088 shares held by CVM, Inc. Dr. Coleman's address is Colorado Venture Management, Inc., 4845 Pearl East Circle, Suite 300, Boulder, CO 80301.

(4)  Mr. Saydah's address is Heidrick & Struggles, 2493 Biltmore Dr., Alamo, CA 94507.

(5)  Mr. Bryce's address is One Charlotte Hill Drive, Bernardsville, NJ 07924.

(6)  Mr. Elish's address is 4400 Forbes Avenue, Pittsburgh, PA 15231.

(7)  Mr. Mellor's address is 32161 South Coast Highway, Laguna Beach, CA 92651.

(8)  Mr. Sperry's address is 787 Seventh Ave., New York, NY 10019.

(9)  Mr. Wypyszyk's address is 2550 El Presidio St., Long Beach, CA 90810.

(10) Mr. Zuellig's address is 18-F, The Hong Kong Club Building, 3A Charter Road, Central, Hong Kong.

(11) Mr. Katz's address is Shuster, Inc., Quincy Research Park, 5 Hayward St., Quincy, MA 02171.

(12) The business address for Fidelity Management & Research Company is 82 Devonshire Street, Boston,
     MA 02109.

(13) The business address for T. Rowe Price Associates, Inc., is 100 E. Pratt Street, Baltimore, MD
     21202.

(14) ZBI is a wholly-owned subsidiary of ZGNA.

(15) ZGNA is a wholly-owned subsidiary of Zatpack Inc. an international business company organized under the laws of the British Virgin Islands ("Zatpack"). Zatpack has 100 shares of common stock issued and outstanding, which is divided into three classes. 49 shares of Zatpack Class A common stock are held by the Stephen Zuellig Issue Trust for the benefit of Stephen Zuellig's descendants. 49 shares of Zatpack Class B common stock are held by the Gilbert Zuellig Issue
     Trust for the benefit of Gilbert Zuellig's descendants. 2 shares of Zatpack Class C common stock are held by the Peter Zuellig and Thomas Zuellig Trust for the benefit of Peter Zuellig, the eldest son of Stephen Zuellig, and Thomas Zuellig, the eldest son of Gilbert Zuellig. The trustee for each trust is the Bermuda Trust Company.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's Board of Directors has nominated the nine persons listed below for election as directors for the ensuing year, each to hold office until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their death, resignation or removal. Each nominee, other than Michael C. Davis, is a present member of the Board of Directors. Peter Zuellig, who is presently a Director, has declined to be reelected because other business commitments would preclude his attending meetings on a regular basis. A shareholder using the enclosed proxy form can vote for all or any of the nominees of the Board of Directors or such shareholder may withhold his or her vote from all or any such nominee. Each of the nominees has agreed to serve as a Director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Directors of the Company may recommend. The nine persons listed below have been nominated for election as Directors of the
Company:

Rudolfo C. Bryce              Age 55     Director since 1999
Mr. Bryce has served as a Director of the Company since June 1999. Mr. Bryce served as Chairman of Schering-Plough Health Care Products and Executive Vice President of Schering-Plough Corporation until December 31, 1998. Mr. Bryce has been a director of Noven Pharmaceuticals since 1998 and is a Trustee of St. Mary's University, San Antonio, Texas.

William E. Coleman, Ph.D.     Age 65     Director since 1988
Dr. Coleman has served as a Director of the Company since February 1988. Dr. Coleman is Chairman of Colorado Venture Management, Inc., an investment and project management firm. Dr. Coleman is a Director of B.I., Inc., a company that designs, manufactures, markets and supports electronic monitoring systems. Dr. Coleman has a Ph.D. in Organic Chemistry.

Michael C. Davis              Age 59
Since 1995, Mr. Davis has served as the Chairman and Chief Executive Officer of Interpharma Holdings & Management Corporation, a Philippines corporation which distributes pharmaceutical products in South East Asia, since 1995. Prior thereto, Mr. Davis was Regional Director of the Australia and South East Asia region for AB Astra Sweden.

Herbert Elish                 Age 65     Director since 1999
Mr. Elish has served as a Director of the Company since June 1999. Mr. Elish was the Chief Executive Officer of Weirton Steel Corporation from 1987 until December 31, 1995. Currently, Mr. Elish is Director of The Carnegie Library of Pittsburgh and a Director of Hampshire Group Limited, an apparel manufacturer.

James R. Mellor               Age 68     Director since 1999
Mr. Mellor has served as a Director of the Company since June 1999. Mr. Mellor was Chairman and Chief Executive Officer of General Dynamics Corporation before retiring in May 1997. Currently, Mr. Mellor is a Director of General Dynamics Corporation, Bergen Brunswig Corporation, Computer Sciences Corporation and Howmet International Corporation. Mr. Mellor also serves as a Director and the Chairman of USEC, Inc.

Robert F. Saydah              Age 72     Director since 1994
Mr. Saydah has served as a Director of the Company since January 1994. Mr. Saydah has been a Managing Partner of Heidrick & Struggles, a publicly held international executive search consulting firm, since May 1992. Previously, Mr. Saydah held general management positions for the Lederle Laboratories Division of American Cyanamid Company.

Harvey L. Sperry              Age 69     Director since 1999
Mr. Sperry has served as a Director of the Company since June 1999. Mr. Sperry is a Partner of the law firm of Willkie Farr & Gallagher. Mr. Sperry is a Director of Hampshire Group Limited, an apparel manufacturer.

Dean P. Stull, Ph.D.          Age 49     Director since 1983
Dr. Stull has served as a Director since 1983. He was Chief Executive Officer from 1983 to June 1999. Since June 1999, Dr. Stull has been Co-Chief Executive Officer of the Company. Dr. Stull has a Ph.D. in Physical Organic Chemistry.

Volker Wypyszyk               Age 53     Director since 1999
Mr. Wypyszyk has been a Director, President and Co-Chief Executive Officer of the Company since June 1999. Since 1983, Mr. Wypyszyk has been President and Chief Executive Officer of Zuellig Group N.A., Inc. which owns all of the capital stock of ZBI (See Security Ownership And Certain Beneficial Owners And Management).

Vote Requirement and Recommendation

     To be elected each nominee must receive a plurality of all votes cast with respect to such position as Director. Abstentions will not be included in the vote totals with the result that an abstention will not have an effect on the vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners of shares of Common Stock who have not returned a proxy ("Broker Non-Votes"), those shares of Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

     The Board of Directors unanimously recommends a vote FOR each of the persons nominated for election to the Board of Directors.

              PROPOSAL 2 - REINCORPORATION IN THE STATE OF DELAWARE

Summary

     The Board of Directors unanimously recommends that the shareholders approve a change in the Company's state of incorporation from Colorado to Delaware. This proposed change will be accomplished by merging the Company into Newco (the "Reincorporation"). The Reincorporation will not involve a change in the business, management, location, policies, properties, assets, liabilities or net worth of the Company. Upon the conclusion of the Reincorporation, all of the previously outstanding shares of Common Stock will be automatically converted into the same number of shares of Common Stock of Newco. The proposed Reincorporation will be accomplished pursuant to the terms of an Agreement and Plan of Merger (the "Reincorporation Agreement") between the Company and Newco.

     At the effective time of the Reincorporation, (a) the legal existence of the Company as a separate corporation will cease; (b) Newco, as the surviving corporation, will succeed to the assets and assume the liabilities of the Company; and (c) each outstanding share of Common Stock will automatically be converted into one share of Common Stock, $.001 par value, of Newco. Each outstanding certificate representing a share or shares of Common Stock will continue to represent the same number of shares of Newco stock. It will not be necessary for shareholders to exchange the Company's stock certificates for Newco's stock certificates. Following the Reincorporation, the Company stock certificates may be delivered in effecting sales through a broker, or otherwise, of shares of Newco. The Newco stock will be listed on the Nasdaq National Market ("Nasdaq").

     If the Reincorporation is approved, the shareholders will become shareholders of Newco and will be governed by the certificate of incorporation of Newco (the "Newco Certificate of Incorporation"). Newco will be governed by Delaware law and Newco Certificate of Incorporation, which will result in certain changes in the rights of the Company's shareholders. The Newco Certificate of Incorporation contains provisions which are different from the Company's present Articles of Incorporation; the Board of Directors believes that the differences are not significant.

     The discussion contained herein is qualified in its entirety by, and should be read in conjunction with, the Reincorporation Agreement and Newco Certificate of Incorporation, copies of which are attached hereto as Appendices "A" and "B", respectively.

Principle Reasons for the Reincorporation

     The Board of Directors believes that the best interest of the Company and its shareholders will be served by changing its place of incorporation from Colorado to Delaware. The Board of Directors believes that the General Corporation Law of Delaware will be better suited to the present and future legal and business needs of the Company.

     The State of Delaware has long been considered the leader in adopting, construing and implementing comprehensive, flexible corporation laws which are conducive to the operational needs and independence of corporations domiciled in that state. The General Corporation Law of Delaware is widely regarded as the most extensive and well-defined body of corporate law in the United States. Both the legislature and the courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet the changing needs of the business environment. The Delaware judiciary has acquired considerable expertise in dealing with complex corporate and business law issues. It is anticipated that the Delaware General Corporation Law will continue to be interpreted and construed in significant court decisions, thus lending predictability to the Company's corporate legal affairs.

     The Board of Directors believes that the proposed Reincorporation would result in numerous advantages to both management and the Corporation's shareholders. Paramount among those is the sophistication of Delaware corporate law and the predictability that this sophistication lends to the Company's corporate legal affairs. Despite the unanimous belief of the Board of Directors that the Reincorporation is in the best interest of the Company and its shareholders, shareholders should be aware that Delaware law has been publicly criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. Shareholders should note that the statutory appraisal rights of shareholders of a Delaware corporation are more limited than those under Colorado law. See "Differences Between the Corporation Laws of Colorado and Delaware - Appraisal Rights".

Differences Between the Company's Articles of Incorporation and the Newco Certificate of Incorporation

     The Company's Articles of Incorporation authorize 50,8000,000 shares of capital stock. In connection with the reverse stock split which occurred on June 14, 1999 and the Reincorporation, the Newco Certificate of Incorporation authorizes 20,000,000 shares of capital stock.

Differences Between the Corporation Laws of Colorado and Delaware

     As described above, the Board of Directors believes that the Delaware General Corporation Law is a flexible and more well defined corporation law which differs in certain respects from the Colorado Business Corporation Act. Certain material differences between the Delaware and Colorado laws, as such differences may affect the rights of shareholders, are set forth below.

     Although the Board of Directors believes that the following summary is a fair one, it should be understood that it is a summary only and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Delaware General Corporation Law and the Colorado Business Corporation Act.

     Indemnification and Limitation of Liability. Colorado and Delaware have similar laws respecting indemnification by a corporation of its directors, employees and other agents. Under both Colorado and Delaware law, corporations may limit the liability of directors, except in connection with the following instances: (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith, or involving intentional misconduct or knowing violation of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision does not limit director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     The Company's Articles of Incorporation eliminate the liability of directors to the corporation to the fullest extent permissible under Colorado law. Similarly, the Newco Certificate of Incorporation also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law currently exists or as it may be amended in the future. Furthermore, a provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Although the provisions of the Colorado Business Corporation Act and the Delaware General Corporation Law are similar with respect to the ability of directors, officers, employees and agents of the corporation to seek indemnification from the corporation, the provisions of the Delaware General Corporation Law contain fewer limitations on the ability of such parties to seek indemnification from a corporation and accordingly permit broader indemnification than the Colorado statute.

     Appraisal Rights. Shareholders of Colorado corporations are entitled to exercise certain appraisal rights in the event of a merger, share exchange, sale, lease, exchange or any other disposition of all or substantially all of the property and assets of a corporation. Under Colorado law dissenting shareholders are entitled to object to the proposed corporate action and obtain the payment of the fair value of the shares of the corporation owned by the shareholder. The Colorado statute specifies a procedure whereby the shareholder must perfect his or her appraisal rights.

     A Delaware corporation may, but is not required to, provide in its Certificate of Incorporation that appraisal rights shall be available to shareholders in the event of an amendment to the certificate of incorporation, the sale of all or substantially all of the assets of the corporation or the occurrence of any merger or consolidation in which the Delaware corporation is a constituent company. The New Certification of Incorporation does not grant appraisal rights in addition to those granted by Delaware Law. The Board of Directors believes that the statutory appraisal rights under Delaware law sufficiently protect the rights of shareholders.

     Business Combinations with Interested Shareholders. The Delaware General Corporation Law contains a prohibition, subject to certain exceptions, on business combinations by a Delaware corporation with interested shareholders for a period of three years following the date that such holder became an interested shareholder. Interested shareholders are generally defined under the statute as shareholders owning 15% or more of the outstanding voting stock of the corporation. This general prohibition was designed to discourage hostile take-over attempts of Delaware corporations by third parties. Under the Delaware statute, this prohibition is inapplicable to corporations which do not have a class of voting stock that is (1) listed on a national securities exchange, (2) authorized for quotation on an inter-dealer quotation system of a registered national securities association or (3) held of record by more than 2,000 shareholders. Following the Reincorporation, Newco stock will be held of record by more than 2,000 shareholders and Newco's stock will be listed on a national securities exchange or Nasdaq. Accordingly, this prohibition will be applicable to Newco. The Colorado Business Corporation Act contains no corresponding prohibition on business combinations with interested shareholders.

     Quorum. Pursuant to the Company's Articles of Incorporation forty percent of the outstanding shares shall constitute a quorum at any meeting of shareholders. Pursuant to the Delaware General Corporate Law and the Newco Certificate of Incorporation a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting.

     Cumulative Voting Rights. A Colorado corporation has cumulative voting for directors unless expressly prohibited by the articles of incorporation. The Company has expressly prohibited cumulative voting in its Articles of Incorporation. Cumulative voting must be expressly provided for in the certificate of incorporation of a Delaware corporation. The Newco Certificate of Incorporation does not provide for cumulative voting.

     Special Meetings. A special meeting of the shareholders of a Colorado corporation may be called by the holders of shares entitled to vote not less than 10% of the votes to be voted at the meeting. Shareholders of Delaware corporations do not have a right to call a special meeting unless it is conferred in the corporation's certificate of incorporation or bylaws. The Bylaws of Newco do not permit shareholders to call special meetings.

     Other. The foregoing is an attempt to summarize the more important differences in the corporation laws of the two states and does not purport to be a complete listing of differences in the rights and remedies of holders of shares of Colorado, as opposed to Delaware, corporations. Such differences can be determined in full by reference to the Colorado Business Corporation Act and the Delaware General Corporation Law. In addition, both Colorado and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the articles or certificate of incorporation or bylaws of a corporation.

Conditions To The Effectiveness Of Reincorporation

     The consummation of the Reincorporation is conditioned upon (a) receipt of all consents of lenders, lessors and other persons deemed necessary by the officers of the Company to permit the Reincorporation, including the Reincorporation Agreement; and (b) approval of the Reincorporation by the requisite holders of a majority of the outstanding shares of Common Stock.

Federal Income Tax Consequences

     The Reincorporation of the Company in Delaware is intended to be tax-free under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss will be recognized as a result of the Reincorporation by the Company's shareholders who consent to the conversion of their shares in the Company for shares in Newco. Likewise, no gain or loss will be recognized by the Company or Newco a result of the Reincorporation. Each shareholder of the Company will have the same basis in the Newco stock received pursuant to the Reincorporation as such shareholder has in the Company's shares held at the time of the Reincorporation, and the holding period with a stake to such Newco stock will include the period during which such shareholder held the corresponding Company shares, provided the latter were held as capital assets at the time of the Reincorporation.

Amendment or Termination

     The Board of Directors reserves the right to terminate the Reincorporation and to amend the Reincorporation Agreement to the extent permitted by law, at any time, whether before or after approval by the shareholders at the Annual Meeting. The Board does not currently anticipate that it will terminate the Reincorporation or amend the Reincorporation Agreement. However, in the event that there should be any significant change in the status of the Company, the provisions of applicable Delaware law or other events materially affecting the Company's operations, the Board of Directors may determine to terminate the Reincorporation or amend the Reincorporation Agreement.

Required Vote

     In accordance with Colorado law and the Company's Articles of Incorporation, the affirmative vote of a majority of the outstanding shares of the Common Stock is required for the approval of the Reincorporation, including the Reincorporation Agreement. However, the Reincorporation may be abandoned, even after shareholder approval has been obtained, if circumstances arise which, in the opinion of the Board of Directors, make it inadvisable to proceed. In that event, the Company will continue as a Colorado corporation, governed by its present Articles of Incorporation and Bylaws.

     For purposes of determining whether Proposal 2 has received the required number of votes for approval, abstentions and Broker Non-Votes will be included in the vote totals with the result that an abstention will have the same effect as a negative vote.

     THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO REINCORPORATE THE COMPANY FROM COLORADO TO DELAWARE PURSUANT TO THE REINCORPORATION AGREEMENT.

                     PROPOSAL 3 -- THE STOCK INCENTIVE PLAN

     On July 26, 1999, the Board adopted the Company's 1999 Stock Incentive Plan (the "Incentive Plan"), with respect to which 850,000 shares of Common Stock were reserved for issuance under the Incentive Plan.

     The Company is seeking shareholder approval of the Incentive Plan in order to comply with the requirements of Sections 162(m) and 422 of the Code and the requirements of Nasdaq. The following summary of the Incentive Plan is qualified in its entirety by express reference to the text of the Incentive Plan, a copy of which was filed with the Securities and Exchange Commission. Under the Incentive Plan, options to purchase the Common Stock may be granted which are qualified as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and which are not so qualified ("NQSOs") (collectively or individually, ISOs and NQSOs may be referred to as "Options"). In addition, members of the Board who are not also employees of the Company ("Non-Employee Directors") may receive Common Stock as fees for serving as Directors.

Purpose and Eligibility

     The purpose of the Incentive Plan is to promote the long-term financial success of the Company by enhancing the ability of the Company to attract, retain and reward individuals who can and do contribute to such success and to further align the interests of the Company's key personnel with its shareholders. Key employees of the Company and its subsidiaries are eligible to receive Options under, and participate in, the Incentive Plan. The approximate number of individuals eligible to participate in the Incentive Plan is [____].

Administration

     The Incentive Plan is administered by the Board or a Committee (the entity administering the Incentive Plan hereafter called the "Committee") appointed by the Board of Directors from among its members. The Committee, in its sole discretion, determines which individuals may participate in the Incentive Plan and the type, extent and terms of the Options and Common Stock awards to be granted. In addition, the Committee interprets the Incentive Plan and makes all other determinations with respect to the administration of the Incentive Plan.

Options

     The Incentive Plan allows for the discretionary grant of Options by the Committee to eligible individuals. The terms and conditions of Options granted under the Incentive Plan are set out from time to time in agreements between the Company and the individuals receiving such Options.

     The exercise price of the Options will be determined by the Committee at the time of grant and will be set forth in a Stock Option Agreement between the Company and the participant; provided, however, that the exercise price of an Option will not be less than the fair market value of the Common Stock on the date of grant. Options will vest and become exercisable within such period or periods (not to exceed 10 years) as determined by the Committee and set forth in the Stock Option Agreement. Unless otherwise set forth in the Stock Option Agreement, all Options expire on the earlier of (i) ten years after grant, (ii) three months after (A) retirement, (B) termination of employment or service with the Company or a subsidiary due to complete and permanent disability, (C) any termination of employment or service with the written approval of the Committee,
(D) termination of employment or service by the Company without cause (each a "Normal Termination"), or (E) a voluntary termination of employment or service by the optionee (iii) immediately upon termination of employment or service for cause, (iv) twelve months after the death of the optionee while still employed or within three months of a Normal Termination, or (v) the expiration date set forth in the Stock Option Agreement. Unless otherwise set forth in the Stock Option Agreement, Options will vest and become exercisable only during the period of employment or service with the Company and its subsidiaries such that upon such termination of employment or service the unvested portion of any outstanding Option will expire. Options that have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by full payment of the Option exercise price and any applicable withholding. The Option exercise price may be paid in cash or, in the discretion of the Committee, either (i) with shares of Common Stock having a value equal to the aggregate exercise price, (ii) by withholding shares of Common Stock, otherwise deliverable upon the exercise of Options, having a value equal to the aggregate exercise price, (iii) in other property having a value equal to the aggregate exercise price or (iv) through a brokered exercise.

     Options granted within the first year after the approval of the Incentive Plan will not be exercisable until the closing price of the Common Stock on Nasdaq equals or exceeds $_____ for at least 20 consecutive trading days unless there has been a change in control. In addition, all of the options granted within such first year shall vest and be exercisable at the end of the seventh year after the grant except with respect to those options which shall vest earlier because (i) the Company has achieved financial objectives established by the Compensation Committee or (ii) the individual option holder has achieved personal objectives established by the Compensation Committee from time to time.


Non-Employee Director Stock Issuances

     In addition to discretionary issuance of Options, the Committee may, either at the request of a Non-Employee Director or upon the direction of the Compensation Committee, issue to Non-Employee Directors shares of Common Stock under the Incentive Plan in lieu of cash compensation for their service on the Board.

Adjustments for Recapitalization, Merger, etc. of the Company

     Options, and any agreements evidencing such Options, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number of shares, exercise price, kind of a share of stock or other consideration subject to such Options (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Incentive Plan, or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Incentive Plan. In the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Incentive Plan and the maximum number of shares of Common Stock with respect to which any one person may be granted in connection with Options during any year shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In addition, in the event of (i) the merger of the Company into or with another corporation, (ii) a sale of all or substantially all of the assets of the Company to another entity , or (iii) the reorganization or liquidation of the Company, then the

Committee may upon 10 days notice to optionees cancel and cash-out any or all outstanding Options for their fair market value.

Effect of Change in Control

     In the event of a Change in Control (as defined in the Incentive Plan), notwithstanding any vesting schedule provided for in the Plan or by the Committee, all Options shall become immediately exercisable with respect to all of the shares subject to such Option. Any shares issued with respect to the Powders Option (as hereinafter defined) shall not be deemed to be a change in control. A change in control shall be deemed to occur if Zatpack, together with its affiliates, own less than 50% of the amount of Common Stock which they own as of December 31, 1999.

Shares Subject to the Incentive Plan

     As noted above, a maximum of 850,000 shares of Common Stock are available for issuance pursuant to the terms of the Incentive Plan; provided, however, that no more than 150,000 shares of Common Stock may be issued to any one person pursuant to awards of Options during any one year.

Market Value

     The closing price of the Common Stock on Nasdaq on October __, 1999 was $_______ per share.

Amendment and Termination

     The Board may at any time terminate the Plan. With the express written consent of an individual participant, the Board or the Committee may cancel or reduce or otherwise alter the outstanding Awards thereunder. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however that (i) the maximum number of shares available for issuance pursuant to the Incentive Plan and (ii) the maximum number of shares available for grant to any individual in any year with respect to Options may not be increased without the approval of the shareholders of the Company.

Federal Tax Consequences

     The following is a brief discussion of the Federal income tax consequences of transactions with respect to Options under the Incentive Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences.

     ISOs. No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon the sale of such shares, any amount realized in excess of the Option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes.

     If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally, (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the Fair Market Value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares and (2) the Company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the Company.

     If an ISO is exercised more than three months following termination of employment (subject to certain exceptions for disability or death), the exercise of the Option will generally be taxed as the exercise of a NQSO, as described below.

     For purposes of determining whether an optionee is subject to an alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

     NQSOs. With respect to NQSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the Fair Market Value of the shares on such date over the exercise price, and the Company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Special Rules Applicable to Corporate Insiders

     As a result of the rules under Section 16(b) of the Exchange Act ("Section 16(b)"), and depending upon the particular exemption from the provisions of
Section 16(b) utilized, officers and directors of the Company and persons owning more than 10 percent of the outstanding shares of stock of the Company ("Insiders") may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, Insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular Option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular Option.

New Plan Benefits

     Because the grant of awards under the Incentive Plan is entirely within the discretion of the Committee, the Company cannot forecast the extent or nature of awards that will be granted in the future. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Incentive Plan. Information with respect to compensation paid and other benefits, including Options granted in respect of the 1998 fiscal year to the Executive Officers is set forth in the Summary Compensation Table.

Recommendation and Vote

     Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, and entitled to vote thereon.

     For purposes of determining whether Proposal 3 has received the required number of votes for approval, abstentions and Broker Non-Votes will not be included in the vote totals with the result that an abstention will not have an effect on the vote.

     The Board unanimously recommends a vote FOR the approval of the Incentive Plan proposal.

                 PROPOSAL 4 -- THE EMPLOYEE STOCK PURCHASE PLAN

     On July 26, 1999, the Board adopted the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The Company has reserved 150,000 shares of Common Stock for issuance under the Purchase Plan. The primary purpose of the Purchase Plan is to provide employees of the Company and subsidiaries of the Company designated by the Board of Directors of the Company ("Designated Subsidiaries") with an opportunity to purchase Common Stock through accumulated payroll deductions.

     The Company is seeking shareholder approval of the Purchase Plan in order to comply with the requirements of Section 422 of the Code. The following summary of the Purchase Plan is qualified in its entirety by express reference to the text of the Purchase Plan, a copy of which was filed with the Securities and Exchange Commission.

     The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of Code.

Administration

     The Purchase Plan is administered by the Compensation Committee of the Board of Directors of the Company or such other committee as may be appointed by the Board of Directors (the "Committee"). The Committee, subject to the provisions of the Purchase Plan, has the authority to make rules and regulations for the administration of the Purchase Plan, and its interpretation.

Eligibility

     Employees of the Company and its Designated Subsidiaries are eligible to participate if they are customarily employed by the Company for at least 20 hours per week and more than five months per year. However, no employee is eligible to participate who, after the grant of options under the Purchase Plan, owns (including all shares of Common Stock which may be purchased under any outstanding options under the Purchase Plan) 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company. There are approximately __ employees eligible to participate in the Purchase Plan.

Participation

     An eligible employee may become a participant in the Purchase Plan (a "Participant") for an Offering Period (as defined below) by completing a subscription agreement ("Subscription Agreement") authorizing payroll deductions. In general, Offering Period means each calendar quarter, commencing with the first day of such quarter on which national stock exchanges and Nasdaq are open for trading (each, an "Enrollment Date" and ending with the last such day of such calendar quarter (each, an "Exercise Date"); provided, however, that the first Offering Period shall commence on [July __, 1999 and end on September 30, 1999.]

Payroll Deductions

     A Participant may authorize payroll deductions of a specific percentage of his compensation between 1% and 10%, in increments of 1%, up to a limit of the amount that will purchase no more than $25,000 of Common Stock (based on the fair market value of the Common Stock measured as of each Enrollment Date) in any one calendar year.

     Payroll deductions will commence on the first payroll date on or following the applicable Enrollment Date and will end on the last payroll date in the Offering Period to which such Subscription Agreement applies, unless terminated sooner by the Participant as described below. Deductions are accumulated in a Participant's account ("Account") during the applicable Offering Period.

     A Participant may discontinue participation in the Purchase Plan, as described below, at any time during the Offering Period prior to the Exercise Date. Once an Offering Period has begun, a Participant may not increase or decrease the rate of payroll deductions for that Offering Period, but may, during that Offering Period, increase or decrease the rate of payroll deductions for the next succeeding Offering Period by filing a new Subscription Agreement with the Company by the 20th day of the month prior to the end of the current Offering Period.

     In the event that any Participant's payroll deductions exceed the limits under the Code, such Participant's payroll deductions will automatically be decreased, until such limits are satisfied.

Grant of Option

     The Company will grant to each Participant an option, effective on each Enrollment Date, to purchase on the Exercise Date at a price determined as described below (the "Purchase Price") the number of full shares of Common Stock which his accumulated payroll deductions on the Exercise Date will purchase at the Purchase Price. The Purchase Price for each Offering Period will be 85% of the lesser of (i) the fair market value of the Common Stock on the Enrollment Date, or (ii) the fair market value of the Common Stock on the Exercise Date. The maximum number of shares which may be purchased by any Participant during any Offering Period is the number of shares equal to $25,000 minus the fair market value of the number of shares of Common Stock previously purchased during such calendar year, such fair market value determined as of each such prior Enrollment Date during the calendar year with respect to which the shares were previously purchased, divided by the fair market value of the Common Stock on the Enrollment Date for the current Offering Period.

Exercise of Option

     Unless a Participant withdraws from the Purchase Plan, his option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his Account.

     No Participant may, in any calendar year, purchase a number of shares of Common Stock under this Purchase Plan which, together with all other shares of stock of the Company which he may be entitled to purchase in such year under all other employee stock purchase plans of the Company and its subsidiaries which meet the requirements of Section 423(b) of the Code, have an aggregate fair market value (measured as of the Enrollment Date of each such Offering Period) in excess of $25,000.

Delivery

     The shares of Common Stock purchased by a Participant will, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company will arrange the delivery to the Account of each Participant of a Common Stock certificate representing the shares purchased upon the exercise of such Participant's option. Shares to be delivered to a Participant under the Purchase Plan will be registered in the name of the Participant or in the name of the Participant and his spouse, as chosen by the Participant and held for the Participant until such time as the Participant requests delivery of such shares of Common Stock. All shares of Common Stock held in a participant's account by the Company on behalf of a participant shall be voted by such Participant. Dividends accruing on shares of Common Stock, if any, held in a participant's account shall be paid to such participant in the normal course as if such participant held the shares.

Withdrawal; Termination of Employment

     A Participant may withdraw all but not less than all of the payroll deductions credited to his Account and not yet used to exercise his option under the Purchase Plan at any time prior to the Exercise Date by giving written notice to the Company. Once a Participant withdraws from the Purchase Plan during an Offering Period, he may not resume participation until the next Offering Period. Upon a Participant's ceasing to be an employee of the Company for any reason, he will be deemed to have elected to withdraw from the Purchase Plan, all unused payroll deductions credited to his Account will be returned to the Participant or, in the case of his death, his designated beneficiary, and his options will be automatically terminated.

Adjustments Relating to Shares

     The aggregate number of shares of Common Stock which may be purchased pursuant to options granted under the Purchase Plan, the number of shares of Common Stock covered by each outstanding option, and the purchase price thereof for each such option will be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock affected without receipt of consideration by the Company.

     In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board of Directors shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board of Directors will notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date unless prior to such date he has withdrawn from the Offering Period as described above.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors.

Amendment and Termination of the Purchase Plan

     The Board of Directors may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in "Adjustments Relating to Shares" above, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board of Directors determines that the termination of the Purchase Plan is in the best interests of the Company and its shareholders.

     Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board of Directors (or the Committee) may change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's compensation, and establish such other limitations or procedures as the Board of Directors (or the Committee) finds, in its sole discretion, advisable and consistent with the Purchase Plan.

Requirement for Shareholder Approval

     In the absence of shareholder approval, the Purchase Plan will not qualify as an Employee Stock Purchase Plan under Section 423 of the Code.

Term of Purchase Plan

     The Purchase Plan became effective upon its adoption by the Board of Directors on July 26, 1999. It will continue in effect for a term of ten years thereafter unless terminated sooner.

Market Value

     The closing price of the Common Stock on Nasdaq on October __, 1999 was $____ per share.

Federal Income Tax Consequences

     The following is a brief discussion of the Federal income tax consequences of transactions under the Purchase Plan based on the Code. The Purchase Plan is not qualified under Section 401(a) of the Code. This discussion does not address all aspects of Federal income taxation and does not describe state or local tax consequences.

     Under Section 423(a) of the Code, the transfer of a share of Common Stock to a Participant pursuant to the Purchase Plan is entitled to the benefits of
Section 421(a) of the Code. Under that Section, a Participant will not be required to recognize income at the time the option is granted (the Enrollment
Date) or at the time the option is exercised (the Exercise Date). Section 423(c) of the Code requires that, provided the holding periods described below are met, when the shares of Common Stock acquired during an Offering Period pursuant to the Purchase Plan are sold or otherwise disposed of in a taxable transaction (or in the event of the death of the Participant while owning such shares whether or not the holding period requirements are met), the

Participant will recognize income subject to Federal income tax as "ordinary income," for the taxable year in which disposition or death occurs, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for such shares, and (ii) the excess of the fair market value of the Common Stock on the Enrollment Date of the applicable Offering Period over the Purchase Price, determined on the Enrollment Date. Such recognition of income upon disposition shall have the effect of increasing the taxable basis of the shares in the Participant's possession by an amount equal to the income subject to Federal income tax. Any additional gain or loss resulting from the disposition (provided it is not a disqualifying disposition), measured by the difference between the amount paid for the shares and the amount realized (less the amount recognized as income as described above), will be recognized by the Participant as long-term capital gain or loss. No portion of the amount received pursuant to such a disposition will be subject to withholding for Federal income taxes, or be subject to FICA or FUTA taxes.

     The Company will not be entitled to any deduction in the determination of its taxable income with respect to the Purchase Plan, except in connection with a disqualifying disposition as discussed below.

     In order for a Participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 423(a) requires that the Participant make no disposition of the shares acquired during an Offering Period within two years from the Enrollment Date nor within one year from the Exercise Date of the Offering Period.

     If a Participant disposes of Common Stock acquired pursuant to the Purchase Plan before the expiration of the holding period requirements set forth above (a "disqualifying disposition"), the Participant will realize, at the time of the disposition, "ordinary income" to the extent the fair market value of the Common Stock on the Exercise Date exceeds the amount paid for the shares. The difference between the fair market value of the Common Stock on the Exercise Date and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the Participant's holding period in the Common Stock. The amount treated as "ordinary income" may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. At the time of such disqualifying disposition, the Company will be entitled to deduct an amount in the determination of its taxable income equal to the amount taken into "ordinary income" by the Participant.

     If the shareholders of the Company fail to approve the Purchase Plan within twelve months of the date of the Purchase Plan's adoption by the Board of Directors, a Participant will realize, with respect to each option granted under the Purchase Plan, "ordinary income" in the year of exercise to the extent the fair market value of the Common Stock on the Exercise Date exceeds the amount paid for the shares. The difference between the fair market value of the Common Stock on the Exercise Date and the amount realized on any subsequent disposition is treated as long-term or short-term capital gain or loss, depending on the Participant's holding period in the Common Stock. The amount treated as "ordinary income" will be subject to the income tax withholding requirements of the Code and FICA withholding requirements. The Company will be entitled to deduct an amount in the determination of its taxable income equal to the amount taken into "ordinary income" by the Participant.

New Plan Benefits

     Because participation in the Purchase Plan is entirely within the discretion of the eligible employees of the Company and any Designated Subsidiary, the Company cannot forecast the extent participation in the future. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Purchase Plan.

Recommendation and Vote

     Approval of Proposal 4 requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, and entitled to vote thereon.

     For purposes of determining whether Proposal 4 has received the required number of votes for approval, abstentions and Broker Non-Votes will not be included in the vote totals with the result that an abstention will not have an effect on the vote.

     The Board of Directors unanimously recommends a vote FOR the approval of the Proposal 4.

                               EXECUTIVE OFFICERS

The following sets forth the names of the executive officers of the Company who are not Directors of the Company, their respective positions with the Company and business experience and background.

     Ralph L. Heimann became Chief Financial Officer of the Company in June 1999. Since 1987, Mr. Heimann has served as Chief Financial Officer of ZGNA. Mr. Heimann has also served as President of Zuellig Botanicals, Inc., a subsidiary of ZGNA, which distributes raw botanical powders to manufacturers of nutraceutical powders worldwide.

     Philip H. Katz has served as President of Shuster Laboratories, Inc., since January 1996. Since July 1999, he has been President of Hauser Laboratories.

     Brian Hufford has served as Executive Vice President of Manufacturing of the Company since February, 1999. Prior to February 1999, Mr. Hufford served as Executive Vice-President of Operations at Murdock, Madaus, Schwabe, Inc., a large dietary supplement consumer products company for the period from 1996 to 1999. Prior thereto Mr. Hufford was Senior Director - Manufacturing of Schering-Plough Corporation.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held 15 meetings during fiscal 1999, and acted by unanimous written consent on ______ occasions. During fiscal 1999 Board of Directors had a Compensation Committee consisting of Stanly Cristol, William Coleman and Robert Saydah, an Audit Committee, consisting of Beverly Haddon and Robert Saydah, and a Nominating Committee, consisting of Beverly Haddon, Robert Saydah and Dean Stull. The Compensation Committee held 5 meetings in fiscal 1999; the Audit Committee held 4 meetings in fiscal 1999; and the Nominating Committee held 2 meetings in fiscal 1999.


                             EXECUTIVE COMPENSATION

     The following table contains information concerning annual and long-term compensation of each individual who served as chief executive officer during Fiscal 1999 and each of the other three most highly compensated executive officers of the Company who were serving as executive officers at the end of Fiscal 1999 (the "Named Executive Officers") for services rendered in all capacities during the fiscal years 1999, 1998 and 1997.

Compensation Table

                                                                 Long Term Compensation Awards
                                                                 -----------------------------
                                       Annual Compensation                          Securities
Name and                    Fiscal     -------------------       Restricted Stock   Underlying   All Other
Principal Positions         Year     Salary($)     Bonus($)      Award(s)($)        Options(#)   Compensation ($)
-------------------         ----     ---------     --------      -----------        ----------   ----------------
Dean P. Stull (1)           1999     $200,000            -              -           25,001 (2)          -


                                      -23-




Chief Executive Officer     1998      155,500            -              -           17,500 (2)          -
  and Chairman              1997      155,500            -              -            6,250 (2)          -

Randy J. Daughenbaugh (3)   1999     $145,000            -              -            6,351 (4)          -
Executive Vice Pres./Chief  1998      138,500            -              -            3,575 (4)          -
  Technical Officer         1997      138,500            -              -            2,275 (4)          -

Brian Hufford (5)           1999     $ 36,346(6)         -              -                -              -
Executive Vice President
Manufacturing

Philip A. Katz              1999     $120,838       61,001 (7)          -            2,174          3,495 (8)
President                   1998      117,500       29,410 (7)          -            1,000          4,212 (8)
Shuster Laboratories, Inc.  1997      117,500       22,057 (7)          -               88         38,408 (8)

Martin C. Wehr (9)          1999     $160,000            -              -           12,501 (11)         -
Chief Operating Officer     1998      140,000      $20,000(10)   $ 14,175 (10)      52,500 (11)  $ 60,617 (12)
                            1997       35,000               -      10,350 (10)      50,000 (11)         -

(1)  As of June 11, 1999, Dr. Stull has served as Co-Chief Executive Officer of the Company and Chairman of the
     Board. Additionally, as of June 11, 1999, Volker Wypyszyk has served as Co-Chief Executive Officer and
     President of the Company.

(2)  Of these shares, 25,001, 12,500 and 6,250 options were performance options based upon operating income objectives for fiscal 1999, 1998 and 1997.

(3)  As of June 11, 1999, Mr. Daughenbaugh became a consultant to the Company.

(4)  Of these shares 6,351, 2,575 and 2,275 options were performance options based upon operative income objectives for fiscal 1999, 1998 and 1997.

(5)  Mr. Hufford commenced employed as Executive Vice President of Manufacturing of the Company on February 10,
     1999.

(6)  As of April 30, 1999, Mr. Hufford received $36,346.21 in compensation.

(7)  The bonuses represent earn-out payments in connection with the Company's acquisition of Shuster Laboratories,
     Inc. in 1995. The fiscal year 1999 payment is the last payment due to Mr. Katz.

(8)  The bonuses represent phantom stock payments made to Mr. Katz for his phantom stock in Shuster. The Shuster
     Phantom Stock Plan was a bonus plan through which the individuals earned an equity interest in Shuster. The payments were made monthly. The individuals are also entitled to share in an earnout which may be paid to former shareholders of Shuster. No earnout was paid during 1998, 1997, or 1996.

(9)  On June 11, 1999, the Company elected, in accordance with the employment agreement of Mr. Wehr, to terminate
     Mr. Wehr's employment.

(10) Represents grants of restricted stock based upon the fair market value on the date of grant and cash monies from original employment agreement.

(11) Of these shares, 12,051 and 9,375 options were performance options based upon operating income objectives for fiscal 1999 and 1998/1997.

(12) Represents relocation expenses paid to Mr. Wehr.

                                        Option Grants in Last Fiscal Year(1)
                                                                                           Potential Realizable
                                          Percentage                                       Value at Assumed
                             Number of    of Total                                         Annual Rates of Stock
                             Securities   Options                  Market                  Price Appreciation
                             Underlying   Granted to    Exercise   Price on                for Option Term
                             Options      Employee in   Price      Date of    Expiration   -----------------------
                             Granted(#)   Fiscal Year   ($/sh)     Grant      Date         5%($)        10%($)
                             ----------   -----------   ------     -----      ----         -----        ------
Dean P. Stull (2)            19,966       27.430%       $23.380    $23.380    06/24/2008   293,571.21   743,967.08
                              5,035        6.917%        23.380     23.380    06/24/2008    74,032.41   187,612.65
Randall J. Daughenbaugh(3)    5,528        7.594%       $23.380    $23.380    06/24/2008    81,281.26   205,982.67
                                723        0.993%       $23.380    $23.380    06/24/2008    10,630.67    26,940.21
                                 50        0.069%        15.250     15.250    12/30/2008       479.53     1,215.23
                                 50        0.069%        10.750     10.750    04/06/2009       338.03       856.64
Brian E. Hufford(4)             -0-           -0-           -0-        -0-                        -0-          -0-
Philip H. Katz                2,174        2.987%       $23.380    $23.380    06/24/2008    31,965.53    81,006.93
Martin C. Wehr(5)             8,223       11.297%       $23.380    $23.380    06/24/2008   120,907.34   306,402.95
                              4,278        5.877%        23.380     23.380    06/24/2008    62,901.81   159,405.55

(1)  As of June 11, 1999 all outstanding options became vested and exercisable due to a change in control of the
     Company in Connection with the Company's acquisition of the Contributed Subsidiaries.

(2)  As of June 11, 1999, Dr. Stull has served as Co-Chief Executive Officer of the Company and Chairman of the
     Board. Additionally, as of June 11, 1999, Volker Wypyszyk has served as Co-Chief Executive Officer and
     President of the Company.

(3)  As of June 11, 1999, Mr. Daughenbaugh became consultant to the Company.

(4)  Mr. Hufford was employed as Executive Vice President of Manufacturing of the Company on February 10, 1999.

(5)  On June 11, 1999, the Company elected, in accordance with the employment agreement of Mr. Wehr, to terminate
     Mr. Wehr's employment.

                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values
                        ---------------------------------

     The following table shows with respect to the Company's Named Executive Officers, (a) the number of shares exercised during the fiscal year, (b) the dollar value realized upon exercise (c) the total number of unexercised stock options and (d) the aggregate dollar value of in-the-money, unexercised options held at the end of the fiscal year.

                                                      Number of Securities Underlying    Value of Unexercised In-the-
                             Shares        Value      Unexercised Options at FY-End(#)   Money Options at FY-End ($)
                             Acquired on   Realized   --------------------------------   ----------------------------
                             Exercise #    ($)        Exercisable   Unexercisable(1)     Exercisable   Unexercisable
                             ----------    ---        -----------   ----------------     -----------   -------------
Dean P. Stull (2)            0             $    --    29,235        37,501               $    --       $    --
Randall J. Daughenbaugh(3)   0             $    --                                       $    --       $    --
Brian E. Hufford(4)          0             $    --                                       $    --       $    --
Philip H. Katz               0             $    --       754         2,508               $    --       $    --
Martin   C. Wehr(5)          0             $    --    14,903        23,223               $    --       $    --

(1)  As of June 11, 1999 all outstanding options became vested and exercisable due to a change in control of the
     Company in Connection with the Company's acquisition of the Contributed Subsidiaries.

(2)  As of June 11, 1999, Dr. Stull has served as Co-Chief Executive Officer of the Company and Chairman of the Board.
     Additionally, as of June 11, 1999, Volker Wypyszyk has served as Co-Chief Executive Officer and President of the
     Company.

(3)  As of June 11, 1999, Mr. Daughenbaugh became consultant to the Company.

(4)  Mr. Hufford was employed as Executive Vice President of Manufacturing of the Company on February 10, 1999.

(5)  On June 11, 1999, the Company elected, in accordance with the employment agreement of Mr. Wehr, to terminate Mr.
     Wehr's employment.

The fair market value of Company Common Stock at April 30, 1999, measured as the average between the high and low trade of Common Stock on such date, was $3.672 per share.

Director Compensation

     During fiscal 1999, the Company's non-employee directors as a group were granted options to purchase a total of 4,474 shares of Common Stock for services rendered to the Company at an average price of $22.87 per share (100% of fair market value on the date of grant). Directors receive an option to purchase 300 shares for Board service and options to purchase 150 shares for attendance at each meeting of the Board and of each committee meeting thereof. The options are exercisable for a five-year period.

     In May 1992, the Board of Directors approved a two-step plan to compensate outside Directors. The plan includes options for Board and committee service as discussed above, and an annual cash payment of $10,000 per outside Director plus an annual payment of $2,500 for a committee chairman. During fiscal 1999, the Company's five outside directors received cash compensation of approximately $50,826.50 in the aggregate pursuant to this plan.

Compensation Committee Interlocks and Insider Participation

     During fiscal year ended April 30, 1999, Messers. Coleman, Stanley J. Cristol, Saydah and Bert M. Tolbert comprised the Company's Compensation Committee. All were non-employee directors. None of the members of the Compensation Committee have ever been officers of the Company.

Compensation Committee Report on Compensation of Executive Officers of The
Company

     The Compensation Committee of the Board of Directors and the Company's Chief Executive Officer have furnished the following joint report on executive compensation. The specific responsibility of the Chief Executive Officer to furnish information to the Compensation Committee has been outlined below. During fiscal 1999, the Compensation Committee established salaries and bonus compensation for the Chief Executive Officer, two Vice Presidents, the Chief Financial Officer and the Corporate Secretary.

     Executive Officer Compensation
     ------------------------------

     The Committee has responsibility for making recommendations for compensation and compensation policy. The Committee's first objective is to provide a strong and direct link among shareholder value, Company performance and executive compensation. The second objective is to promote long-term, stable growth and development. The Committee believes that the Company's corporate development is dependent on its ability to attract and retain high quality people. The Chief Executive Officer's responsibility is to evaluate for the Compensation Committee the individual performance of the executive officers, other than himself. He is also asked to report on the performance reviews of these officers to the Compensation Committee and make suggestions of the percentage of discretionary cash and discretionary stock bonuses to be awarded.

     The Company's compensation program consists of three key elements: base salary, short term discretionary bonuses and profit sharing, plus long term discretionary incentive stock option awards. Compensation for the Company's executive officers involves a high proportion of pay which is at risk, a variable bonus based on individual performance, and stock options, which directly relate a portion of the officer's compensation to the long-term stock price appreciation realized by the Company's shareholders. The executive officers also participate in a 401(k) retirement plan and a medical insurance plan with other employees.

     Base Salary. The Compensation Committee's policy is to provide compensation competitive within the Denver/Boulder metropolitan area while giving consideration to national compensation. The committee also considers the salary recommendations and performance reviews submitted by the Chief Executive Officer.

     In evaluating the performance of the executive officers, other than the Chief Executive Officer, the committee considered individual leadership skills, business development skills, management skills, external relations and communication skills. The executive officers' individual contribution to corporate financial results for the fiscal year, including revenue growth and changes in net income and earnings per share, were also evaluated. In addition, extraordinary management and supervisor responsibilities were taken into consideration. The Compensation Committee then makes a subjective determination with respect to compensation increases for the executive officers. The Compensation Committee made no changes to the base salary of the named executive officers during fiscal 1999.

     Discretionary Cash Bonuses Paid in Fiscal 1999. During fiscal 1998, the Compensation Committee developed a series of specific goal-oriented compensation awards for fiscal 1999. Fiscal 1999 awards for these executives were based on achieving operating income goals which were not met. After reviewing the Company's annual report and audited financial statements for the fiscal year ended April 30, 1999, the Compensation Committee awarded no cash bonuses for fiscal 1999.

     The Compensation Committee instructs the Chief Executive Officer to complete performance evaluations for each of the executive officers other than himself. The performance evaluations by the Chief Executive Officer consists of reports to the Compensation Committee, including recommendations as to stock and cash bonuses to be awarded. In evaluating these performance, the Chief Executive Officer measures leadership, strategic planning, financial results, business development, management skills, external relations and communication skills. The Compensation Committee evaluates these performance reviews. Factors, other than the report of the Chief Executive Officer, reviewed by the Compensation Committee include increased management or supervisory responsibilities and the direct impact of the departments supervised by those executive officers on the net sales, operating income and earnings per share of the Company.

     Stock Options. It is the Compensation Committee's policy that a significant potion of the total compensation package for its executive officers will be derived from stock options.

     During any fiscal year, executive officers of the Company may receive incentive stock options or non-qualified stock options based on performance. Discretionary stock options distributed to the named executive officers were determined by the Compensation Committee and were based upon the same performance review criteria previously stated. The number of options granted were based upon the individual executive's performance during the fiscal year, anticipated future contributions based on that performance, and the officer's ability to impact corporate financial results. Additional factors considered by the Committee included increased management or supervisory responsibilities and the direct impact of the departments supervised by those executive officers on the net sales, operating income and earnings per share of the Company. During fiscal 1999, executive officers received stock options to purchase 46,027 shares at an average price of $23.36.

     Discretionary stock option awards granted to the named executives during fiscal 1999, for fiscal 1998 performance, were determined based upon the Chief Executive Officer's evaluation report to the Committee of individual performances, plus the Compensation Committee's knowledge of the performance of the senior executive officers.

     The Compensation Committee regularly reviews other possible forms of incentive compensation and modifies or supplements the existing programs when appropriate. The stock awards continue the Committee's policy that officers of the Company should have a strong motivation to enhance the Company's stock value.

     Chief Executive Officer Compensation
     ------------------------------------

     As Chief Executive Officer, Dr. Stull was compensated based on a review of his performance by the Compensation Committee. The increase in Dr. Stull's base salary and the number of options granted to him was based on a subjective determination by the Compensation Committee of Dr. Stull's overall performance. The key factors measured by the Committee in determining Dr. Stull's compensation package was its assessment of his ability and dedication to enhancing the long-term value of the Company.

     Summary
     -------

     The Compensation Committee will continue to review the Company's executive compensation programs to assure that such programs are consistent with the objective of providing competitive executive compensation which will permit the Company to obtain and retain the services of those individuals requisite to establishing shareholder value.

     By the Compensation Committee

     Dr. Bert M. Tolbert, Chairman
     Dr. William E. Coleman, Director
     Dr. Stanley J. Cristol, Director
     Mr. Robert F. Saydah, Director

     and by Dr. Dean P. Stull, Chief Executive Officer, for the limited purposes stated above.

Employment Contracts

     Stull Employment Agreement. On June 11, 1999, the Company and Dean P. Stull entered into an employment agreement pursuant to which Mr. Stull receives an annual base salary of $200,000 and incentive compensation as determined by the Compensation Committee. Mr. Stull's employment agreement may be terminated by the Company without cause provided that for a period of 24 months after such termination Mr. Stull receives an amount equal to his salary, incentive compensation paid to him for the prior fiscal year and benefits provided at termination.

     Wypyszyk Employment Agreement. On June 11, 1999, the Company and Volker Wypyszyk entered into an employment agreement pursuant to which Mr. Wypyszyk receives an annual base salary of $200,000 and incentive compensation as determined by the Compensation Committee. Mr. Wypyszyk's employment agreement may be terminated by the Company without cause provided that for a period of 24 months after such termination Mr. Wypyszyk receives an amount equal to his salary, incentive compensation paid to him for the prior fiscal year and the benefits provided at termination.

     Heimann Employment Agreement. On June 11, 1999, the Company and Ralph L. Heimann entered into an employment agreement pursuant to which Mr. Heimann receives an annual base salary of $160,000 and incentive compensation as determined by the Compensation Committee. Mr. Heimann's employment agreement may be terminated by the Company without cause provided that for a period of 12 months after such termination Mr. Heimann receives an amount equal to his salary, incentive compensation paid to him for the prior fiscal year and the benefits provided at termination.

                          COMPLIANCE WITH SECTION 16(A)
                       OF THE SECURITIES AND EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company common stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the fiscal year ended April 30, 1999, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

                               SHAREHOLDER RETURN

     The following chart compares the cumulative total return to shareholders over the past five years for a holder of the Common Stock against the cumulative total return of the NASDAQ Stock Market-US Index and the S & P Chemicals (Specialty) Index. The chart depicts the value on April 30, 1999, of a $100 investment made on April 30, 1994.

     The value of a stock over time is affected by many factors, including the Company's earnings. The decline in the stock price in August 1993 occurred after Bristol-Myers Squibb Company failed to renew the Company's contract for the purchase of paclitaxel extracts from the Company. A primary objective of the Company since August 1993 has been to diversify into natural ingredients markets. The Company's revenue mix is currently made up of sales of natural ingredients, technical services and pharmaceuticals.

                                 [GRAPH OMITTED]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an Inventory Purchase Agreement between the Company and Zuellig Group N.A., Inc., dated December 8, 1998, the Company sold raw materials and finished goods inventory to Zuellig Group N.A., Inc. for approximately $3,000,000.

     On June 11, 1999, the Company and Zuellig Group N.A., Inc. entered into an Agreement to Acquire Powders Business from Zuellig Botanicals, Inc. (the "Powders Option"). The Powders Option grants the Company the right to purchase the powders business from Zuellig Botanicals, Inc., including without limitation all assets related thereto and all associated liabilities.

     On June 11, 1999, the Company and Zuellig Botanicals, Inc. entered into an Agreement Regarding Employees, pursuant to which certain employees will provide sales and marketing services to Zuellig Botanicals, Inc. and the Company and be employed and compensated by the Company and ZBI, respectively, when performing such services.

                                  OTHER MATTERS

     Management of the Company knows of no other matter which may come before the Annual Meeting. However, if any additional matters are properly presented at the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended for presentation at the Company's 2000 Annual Meeting of Shareholders, other than nominations for Board of Directors, should be sent to 5555 Airport Boulevard, Boulder, Colorado 80301, Attention:
Secretary, and must be received by the Company not later than February 1, 1999

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED IF YOU DO NOT PLAN TO
ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. IN THE EVENT YOU ARE ABLE TO ATTEND, WE WILL, IF YOU REQUEST, CANCEL THE PROXY.

                              AVAILABLE INFORMATION

     The Company is subject to the disclosure and informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. The shares of Common Stock are traded over the counter on the Nasdaq. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


By Order of the Board of Directors of Directors


Dean P. Stull, Chairman

Boulder, Colorado

____________, 1999

                                  HAUSER, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF HAUSER, INC. IN CONNECTION WITH ITS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON December __, 1999.

     The undersigned stockholder of Hauser, Inc. (the "Company"), revoking all previous proxies, hereby constitutes and appoints Dean P. Stull, Volker Wypyszyk and Ralph L. Heimann, and each of them, as proxies with full power of substitution to vote on behalf of the undersigned all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December __, 1999, at 10:00 a.m., (local time), at [location to be determined], and at any adjournment and postponements thereof, upon all matters presented before such annual meeting, and does hereby ratify and confirm all that said proxies or their substitutes may lawfully do by virtue hereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and hereby instructs said proxies to vote or refrain from voting such shares of Hauser Common Stock as marked on the reverse side upon the matters listed on the reverse side. In their discretion, such proxies are authorized to vote such shares upon such other business as may properly come before the annual meeting.

           DO NOT SUBMIT ANY STOCK CERTIFICATES WITH THIS PROXY CARD.
                                  -------------
                                  |SEE REVERSE|
                                    | SIDE |
            CONTINUED AND TO BE SIGNED ON REVERSE SIDE -------------

                                     [LOGO]

                 ANNUAL MEETING OF STOCKHOLDERS OF HAUSER, INC.
                    OCTOBER __, 1999, 10:00 A.M. (LOCAL TIME)
                           [LOCATION TO BE DETERMINED]

                                   DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.
                                        FOR       WITHHOLD       FOR ALL EXCEPT
1.  To elect the nine nominees          [ ]       [ ]            [ ]
    listed below to the Board of
    Directors of the Company until
    the next Annual Meeting of
    Stockholders of Western Beef
    or until their successors are
    elected and qualified.


    Rudolfo C. Bryce
    William E. Coleman
    Michael C. Davis
    Herbert Elish
    Jamers R. Mellor
    Robert F. Saydah
    Harvey L. Sperry
    Dean P. Stull
    Volker Wypyszyk
    If you do not wish your shares
    voted "FOR" a particular
    nominee, mark the "For All
    Except" box and strike a line
    through the nominee(s) name.
    Your shares will be voted for
    the remaining nominee(s).

                                        FOR       AGAINST        ABSTAIN
2.  To approve and adopt the            [ ]       [ ]            [ ]
    Reincorporation Agreement


3.  To approve and adopt the            [ ]       [ ]            [ ]
    Company's 1999 Stock
    Incentive Plan

4.  To approve and adopt the            [ ]       [ ]            [ ]
    Company's 1999 Stock
    Purchase Plan


5.  To transact such other business
    as may properly come before
    the meeting or any adjournment
    or postponement thereof.

                  MARK HERE FOR            MARK HERE IF YOU
                  ADDRESS CHANGE   [ ]     PLAN TO ATTEND    [ ]
                  AND NOTE AT LEFT         THE MEETING

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL AND ADOPTION OF THE REINCORPORATION AGREEMENT, FOR THE APPROVAL AND ADOPTION OF THE 1999 Stock Incentive Plan, FOR THE APPROVAL AND ADOPTION OF THE 1999 Stock Purchase plan, AND IN ACCORDANCE WITH RECOMMENDATIONS OF HAUSER'S BOARD OF DIRECTORS.

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.


Signature:__________________________________ Date:______________

Signature:__________________________________ Date:______________

                                                                      Appendix A

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of this ___ day of _____, 1999, between Hauser, Inc., a Delaware corporation ("HAUSER-DEL"), and Hauser, Inc., a Colorado corporation ("HAUSER-COL"). HAUSER-DEL and HAUSER-COL are sometimes hereinafter referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations."

     WHEREAS, the Board of Directors of each of the Constituent Corporations has determined that it is advisable and in the best interests of each such corporation to merge (the "Merger") HAUSER-COL with and into HAUSER-DEL upon the terms and subject to the conditions herein provided; and

     WHEREAS, the Board of Directors of each of the Constituent Corporations has, by resolution duly adopted, approved this Agreement and Plan of Merger and directed that it be executed by the undersigned officers and that it be submitted to a vote of their respective stockholders.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions set forth herein, each of the Constituent Corporations hereby agrees as follows:

     FIRST: (a) The name of each Constituent Corporation in the Merger is as follows:

          Hauser, Inc.
          Hauser, Inc.

          (b) HAUSER-DEL shall be the surviving corporation in the Merger (the "Surviving Corporation"), and following the Merger its name shall continue to be Hauser, Inc.

     SECOND: As to HAUSER-COL and HAUSER-DEL, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

                                                                Shares
                Designation and number     Class or Series      entitled to
Name of         shares in each class       of Shares            vote as a
Corporation     or series outstanding      entitled to Vote     class or series
-----------     ---------------------      ----------------     ---------------
HAUSER-COL      Common Stock               N/A                  N/A
                [     ] Shares

HAUSER-DEL      Common Stock               N/A                  N/A
                [     ] Shares

     THIRD: The terms and conditions of the Merger, including the manner and basis of converting the shares of HAUSER-COL into shares of HAUSER-DEL are as follows:

          (a) At 5:00 p.m. on the date on which the certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time"), the separate existence of HAUSER-COL shall cease and HAUSER-COL shall be merged with and into HAUSER-DEL, and HAUSER-DEL shall be the Surviving Corporation.

          (b) At the Effective Time, each share (each, a "Share") of common stock, $0.001 par value (the "Common Stock"), of HAUSER-COL that is issued and outstanding immediately before the Effective Time shall be canceled and extinguished and shall be converted into one share in HAUSER-DEL.

          (c) At the Effective Time, (i) the Certificate of Incorporation of HAUSER-DEL as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, (ii) the By-laws of HAUSER-DEL as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, (iii) the directors and officers of HAUSER-DEL holding such positions immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation; and
(iv) the name of the Surviving Corporation shall be Hauser, Inc.

     FOURTH: No amendments or changes will be made to the Certificate of Incorporation of the Surviving Corporation in the Merger.

     FIFTH: The foregoing Agreement and Plan of Merger was duly adopted by the Board of Directors of each Constituent Corporation on the dates set forth below:

NAME OF CORPORATION                                             DATE OF ADOPTION
-------------------                                             ----------------

HAUSER-COL                                                      _______, 1999
HAUSER-DEL                                                      _______, 1999

     IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        Hauser, Inc.
                                        (a Colorado corporation)


                                        By:
                                            ------------------------------
                                            Name:
                                            Title:


                                        Hauser, Inc.
                                        (a Delaware corporation)


                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HAUSER, INC.

                                 * * * * * * * *

                                    ARTICLE I

               The name of the corporation (the "Corporation") is:

                                  Hauser, Inc.

                                   ARTICLE II

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is [20,000,000] shares of Common Stock, each of which shall have a par value of one cent ($0.001) per share.

                                    ARTICLE V

     The name and mailing address of the incorporator is as follows:

                             Mark A. Cognetti, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                          New York, New York 10019-6099

                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors of the Corporation (the "Board").

                                   ARTICLE VII

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

                                  ARTICLE VIII

     Elections of directors need not be by written ballot.

                                   ARTICLE IX

          (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

          (c) The indemnification and other rights set forth in this Article IX shall not be exclusive of any provisions with respect thereto in the by-laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

          (d) Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with
Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article IX if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

          No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

               (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               (iii) under Section 174 of the General Corporation Law of the State of Delaware; or

               (iv) for any transaction from which the director derived an improper personal benefit.

          If the General Corporation Law of the State of Delaware is amended after [ ], 1999 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this [ ] day of [ ], 1999.


                                        ------------------------------
                                               Sole Incorporator